Exhibit 3.26

BY-LAWS
OF
USCC HEALTHCARE MANAGEMENT CORP.

ARTICLE I

OFFICES

Section 1.1.            Registered Office.  The registered office of the Corporation within the State of California shall be located at the principal place of business in said State of such corporation or the individual acting as the Corporation’s registered agent in California.

Section 1.2.            Other Offices.  The Corporation may also have offices and places of business at such other places both within and without the State of California as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1.            Place of Meetings.  All meetings of stockholders shall be held at the principal office of the Corporation, or at such other place within or without the State of California as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2.2.            Annual Meetings.  The annual meeting of stockholders shall be held at such time on such day, other than a legal holiday, as the Board of Directors determines.  At the annual meeting, the stockholders entitled to vote for the election of directors shall elect, by a plurality vote, the Board of Directors and transact such other business as may properly come before the meeting.

Section 2.3.            Special Meetings.  Special meetings of stockholders, for any purpose or purposes, may be called by a majority of the Board of Directors.  Any such request shall state they purpose or purposes of the proposed meeting.  At any special meeting of stockholders, only such business may be transacted as is related to the purpose or purposes set forth in the notice of such meeting.

Section 2.4.            Notice of Meetings.  Written notice of every meeting of stockholders, stating the place, date and hour thereof and, in the case of a special meeting of stockholders, the purpose or purposes thereof and the person or persons by whom or at whose direction such meeting has been called and such notice is being issued, shall be given not less than 10 days (or not less than any such other minimum period of days as may be prescribed by law) nor more than 60 days (or more than any such maximum period prescribed by law) before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, Secretary, or the persons calling the meeting, to each stockholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the stock transfer books of the Corporation.  Nothing herein contained shall preclude the stockholders from waiving notice as provided in Section 4.1 hereof.  The notice of any annual or special meeting shall also include, or be accompanied by, any additional statements, information or documents prescribed by law.

Section 2.5.            Quorum.  The holders of a majority of the issued and outstanding shares of stock of the Corporation entitled to vote, represented in person or by proxy, shall be necessary to and shall constitute a quorum for the transaction of business at any meeting of stockholders.  If, however, such quorum shall not be present or represented at any meeting of stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At any such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  Notwithstanding the foregoing, if after any such adjournment the Board of Directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty (30) days, a notice of such adjourned meeting shall be given as provided in Section 2.4 of these By-Laws, but such notice may be waived as provided in Section 4.1 hereof.

Section 2.6.            Voting.  At each meeting of stockholders, each holder of record of shares of stock entitled to vote shall be entitled to vote in person or by proxy, and each such holder shall be entitled to one vote for every share standing in his name on the books of the Corporation as of  the record date fixed by the Board of Directors or prescribed by law and, if a quorum is present, a majority of the shares of such stock present or represented at any meeting of stockholders shall be the vote of the stockholders with respect to any item of business, unless otherwise provided by any applicable provision of law, by these By-Laws or by the Articles of Incorporation.

Section 2.7.            Proxies.  Every stockholder entitled to vote at a meeting or by consent without a meeting may authorize another person or persons to act for him by proxy.  Each proxy shall be in writing executed by the stockholder giving the proxy or by his duly authorized attorney.  No proxy shall be valid after the expiration of 11 months from its date, unless a longer period is provided for in the proxy.  Unless and until voted, every proxy shall be revocable at the pleasure of the person who executed it; or his legal representatives or assigns except in those cases where an irrevocable proxy permitted by statute has been given.

Section 2.8.            Consents.  Whenever a vote of stockholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provision of statute, the Articles of Incorporation or these By-Laws, the meeting, prior notice thereof and vote of stockholders may be dispensed with if the holders of shares having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted shall consent in writing to the taking of such action.  Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.  Notice of any shareholder approval pursuant to Section 310, 317, 1201 or 2007 of the General Corporation Law of the State of California (“CGCL”) without a meeting by less than unanimous written consent shall be given at least ten days before the consummation of the action authorized by such approval, and prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent to those shareholders entitled to vote who have not consented in writing.

Section 2.9.            Annual Report.  Whenever the corporation shall have fewer than one hundred shareholders as said number is determined as provided in Section 605 of the CGCL, the Board of Directors shall not be required to cause to be sent to the shareholders of the corporation the annual report prescribed by Section 1501 of the CGCL unless it shall determine that a useful purpose would be served by causing the same to be sent or unless the

Department of Corporations, pursuant to the provisions of the Corporate Securities Law of 1968, shall direct the sending of the same.

ARTICLE III

DIRECTORS

Section 3.1.            Number.  The authorized number of directors constituting the Board of Directors shall be at least three; provided, however, that so long as the Corporation has only one shareholder, the number may be one or two and so long as the Corporation has only two shareholders, the number may be one or two.  Subject to the foregoing provisions and the provisions of Section 212 of the CGCL, the number of directors may be changed from time to time by an amendment of these By-Laws.

Section 3.2.            Resignation and Removal.  Any director may resign at any time upon notice of resignation to the Corporation.  Any director may be removed at any time by vote of the stockholders then entitled to vote for the election of directors at a special meeting called for that purpose, either with or without cause.

Section 3.3.            Newly Created Directorship and Vacancies.  Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board of Directors for any reason whatsoever shall be filled by, the Board in the manner prescribed by Section 305 of the CGCL.  If the number of directors then in office is less than a quorum, such newly created directorships and vacancies may be filled by a vote of a Majority of the directors then in office.  Any director elected to fill a vacancy shall be elected until the next meeting of stockholders at which the election of directors is in the regular course of business, and until his successor has been elected and qualified.

Section 3.4.            Powers and Duties.  Subject to the applicable provisions of law, these By-Laws or the Articles of Incorporation, but in furtherance and not in limitation of any rights therein conferred, the Board of Directors shall have the control and management of the business and affairs of the Corporation and shall exercise all such powers of the Corporation and do all such lawful acts and things as may be exercised by the Corporation.

Section 3.5.            Place of Meetings.  All meetings of the Board of Directors may be held either within or without the State of California.

Section 3.6.            Regular Meetings.  Regular meetings of the Board of Directors may be held upon such notice or without notice, and at such time and at such place as shall from time to time be determined by the Board.

Section 3.7.            Notice of Meetings.  No notice shall be required for regular meetings for which the time and place have been fixed by the Board of Directors.  Special meetings shall be held upon at least four days’ notice by mail or upon at least forty-eight hours’ notice delivered personally or by telephone or by any other means authorized by the provisions of Section 307 of the CGCL.  Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director.  A notice or waiver of notice need not specify the purpose of any regular or special meeting of the Board of

Directors.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

Section 3.10.          Quorum and Voting.  At all meetings of the Board of Directors, a majority of the entire Board shall be necessary to, and shall constitute a quorum for, the transaction of business at any meeting of directors, unless otherwise provided by any applicable provision of law, by these By-Laws, or by the Articles of Incorporation.  The act of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors, unless otherwise provided by an applicable provision of law, by these By-Laws or by the Articles of Incorporation.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, until a quorum shall be present.

Section 3.11.          Compensation.  The Board of Directors, by the affirmative vote of a majority of the directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the Corporation as directors, officers or otherwise.

Section 3.12.          Action without a Meeting.  Any action required or permitted to be taken by the Board, or by a committee of the Board, may be taken without a meeting if all members of the Board or the committee, as the case may be, consent in writing to the adoption of a resolution authorizing the action.  Any such resolution and the written consents thereto by the members of the Board or committee shall be filed with the minutes of the proceedings of the Board or committee.

Section 3.13.          Telephone Participation.  Any one or more members of the Board, or any committee of the Board, may participate in a meeting of the Board or committee by means of a conference telephone call or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time.  Participation by such means shall constitute presence in person at a meeting.

Section 3.14.          Committees of the Board.  The Board, by resolution adopted by a majority of the entire Board, may designate one or more committees, each consisting of one or more directors.  The Board may designate one or more directors as alternate members of any such committee.  Such alternate members may replace any absent member or members at any meeting of such committee.  Each committee (including the members thereof) shall serve at the pleasure of the Board and shall keep minutes of its meetings and report the same to the Board.  Except as otherwise provided by law, each such committee, to the extent provided in the resolution establishing it, shall have and may exercise all the authority of the Board with respect to all matters.

ARTICLE IV

WAIVER

Section 4.1.            Waiver.  Whenever a notice is required to be given by any provision of law, by these By-Laws, or by the Articles of Incorporation, a waiver thereof in writing, whether before or after the time stated therein, shall be deemed equivalent to: such notice.  In addition, any stockholder attending a meeting of stockholders in person or by proxy without protesting prior to the conclusion of the meeting the lack of notice thereof to him or her, and any director attending a meeting of the Board of Directors without protesting prior to the meeting or at its commencement such lack of notice, shall be conclusively deemed to have waived notice of such meeting.

ARTICLE V

OFFICERS

Section 5.1.            Executive Officers.  The officers of the Corporation shall be a President or Chief Executive Officer, a Secretary and a Treasurer.  Any person may hold two or more of such offices.  The officers of the Corporation shall be elected annually (and from time to time by the Board of Directors, as vacancies occur), at the annual meeting of the Board of Directors following the meeting of stockholders at which the Board of Directors was elected.

Section 5.2.            Other Officers.  The Board of Directors may appoint such other officers and agents, including Vice Presidents, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall at any time or from time to time deem necessary or advisable.

Section 5.3.            Authorities and Duties.  All officers, as between themselves and the Corporation, shall have such authority and perform such duties in the management of business and affairs of the Corporation as may be provided in these By-Laws, or, to the extent not so provided, as may be prescribed by the Board of Directors.

Section 5.4.            Tenure and Removal.  The officers of the Corporation shall be elected or appointed to hold office until their respective successors are elected or appointed.  All officers shall hold office at the pleasure of the Board of Directors, and any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors for cause or without cause at any regular or special meeting.

Section 5.5.            Vacancies.  Any vacancy occurring in any office of the Corporation, whether because of death, resignation or removal, with or without cause, or any other reason, shall be filled by the Board of Directors.

Section 5.6.            Compensation.  The salaries and other compensation of all officers and agents of the Corporation shall be fixed by or in the manner prescribed by the Board of Directors.

Section 5.7.            President; Chief Executive Officer.  The President or Chief Executive Officer shall have general charge of the business and affairs of the Corporation, subject to the control of the Board of Directors, and shall preside at all meetings of the stockholders and directors.  The President or Chief Executive Officer shall perform such other duties as are properly required by him or her by the Board of Directors.

Section 5.8.            Vice President.  Each Vice President, if any, shall perform such duties as may from time to time be assigned to him by the Board of Directors.

Section 5.9.            Secretary.  The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and shall record all proceedings taken at such meetings in a book to be kept for that purpose; the Secretary shall see that all notices of meetings of stockholders and meetings of the Board of Directors are duly given in accordance with the provisions of these By-Laws or as required by law; the Secretary shall be the custodian of the records and of the corporate seal or seals of the Corporation; the Secretary shall have authority to affix the corporate seal or seals to all documents, the execution of which, on behalf of the Corporation, under its seal, is duly authorized, and when so affixed it may be attested by the Secretary’s signature; and in general, the Secretary shall perform all duties incident to the office of the Secretary of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

Section 5.10.          Treasurer.  The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation and shall deposit, or cause to be deposited, in the name and to the credit of the Corporation, all moneys and valuable effects in such banks, trust companies, or other depositories as shall from time to time be selected by the Board of Directors.  The Treasurer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; the Treasurer shall render to the President or Chief Executive Officer and to each member of the Board of Directors, whenever requested, an account of all of his transactions as Treasurer and of the financial condition of the Corporation; and in general, the Treasurer shall perform all of the duties incident to the office of the Treasurer of a corporation, and such other duties as the Board of Directors may from time to time prescribe.

Section 5.11.          Other Officers.  The Board of Directors may also elect or may delegate to the President or Chief Executive Officer the power to appoint such other officers as it may at any time or from time to time deem advisable, and any officers so elected or appointed shall have such authority and perform such duties as the Board of Directors or the President or the Chief Executive Officer, if he or she shall have appointed them, may from time to time prescribe.

ARTICLE VI

PROVISIONS RELATING TO STOCK CERTIFICATES AND STOCKHOLDERS

Section 6.1.            Form and Signature.  The shares of the Corporation shall be represented by a certificate signed by the Chairman of the Board or President or Chief Executive Officer or any Vice President and by the Secretary or any Assistant Secretary or the Treasurer or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof.  Each certificate representing shares issued by the Corporation (after the effective date of the Corporation’s reincorporation) shall state upon its face (a) that the Corporation is formed under the laws of the State of California, (b) the name of the person or persons to whom it is issued, (c) the number of shares which such certificate represents, (d) the par value, if any, of each share represented by such certificate and (e) any statement required by law.

Section 6.2.            Registered Stockholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of stock to receive dividends or other distributions, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of stock, and shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person.

Section 6.3.            Transfer of Stock.  Upon surrender to the Corporation or the appropriate transfer agent, if any, of the Corporation, of a certificate representing shares of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and, in the event that the certificate refers to any agreement restricting transfer of the shares which it represents, proper evidence of compliance with such agreement, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Corporation.

Section 6.4.            Lost Certificates, etc.  The Corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, mutilated, stolen or destroyed, and the Board of Directors may require the owner of such lost, mutilated, stolen or destroyed certificate, or such owner’s legal representatives, to make an affidavit of the fact and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, mutilation, theft or destruction of any such certificate or the issuance of any such new certificate.

Section 6.5.            Record Date.  For the purpose of determining the stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, or to express written consent to any corporate action without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any tights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date.  Such date shall not be more than sixty (60) nor less than ten (10) days before the date of any such meeting, nor more than sixty (60) days prior to any other action.

Section 6.6.            Regulations.  Except as otherwise provided by law, the Board may make such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient, concerning the issue, transfer and registration of certificates for the securities of the Corporation.  The Board may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars and may require all certificates for shares of capital stock to bear the signature or signatures of any of them.

ARTICLE VII

GENERAL PROVISIONS

Section 7.1.            Dividends and Distributions.  Dividends and other distributions upon or with respect to outstanding shares of stock of the Corporation may be declare by the Board of Directors at any regular or special meeting, and may be paid in cash, bonds, property, or in stock of the Corporation.  The Board shall have full power and discretion, subject to the provisions of the Articles of Incorporation or the terms of any other corporate document or instrument to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 7.2.            Checks, etc.  All checks or demands for money and notes or other instruments evidencing indebtedness or obligations of the Corporation shall be signed by such officer or officers or other person or persons as may from time to time be designated by the Board of Directors.

Section 7.3.            Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation and the words “Corporate Seal California.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

Section 7.4.            Fiscal Year.  The fiscal year of the Corporation shall be determined by the Board of Directors.

Section 7.5.            General and Special Bank Accounts.  The Board may authorize from time to time the opening and keeping of general and special bank accounts with such banks, trust companies or other depositories as the Board may designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may be delegated by the Board from time to time.  The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

Section 7.6.            Books and Records.

(a)           The Corporation shall keep at its principal executive office in the State of California or, if its principal executive office is not in the State of California, at its principal business office in the State of California, the original or a copy of the By-Laws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the Corporation is outside the State of California, and, if the Corporation has no principal business office in the State of California, it shall upon request of any shareholder furnish a copy of the By-Laws as amended to date.

(b)           The Corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees, if any, of the Board of Directors.  The Corporation shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of shares held by each.  Such minutes shall be in written form.  Such other books and records shall be kept either in written form or in any other form capable of being converted into written form.

ARTICLE VIII

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

Section 8.1.            Indemnification by Corporation.  To the extent permitted by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) the Corporation shall indemnify any person against any and all judgments, fines, and amounts paid in settling or otherwise disposing of actions or threatened actions, and expenses in connection therewith, incurred by reason of the fact that such person, such person’s testator or intestate is or was a director or officer of the Corporation or of any other corporation of any type or kind, domestic or foreign, which such person served in any capacity at the request of the Corporation.  To the extent permitted by law, expenses so incurred by any such person in defending a civil or criminal action or proceeding shall at such person’s request be paid by the Corporation in advance of the final disposition of such action or proceeding.

ARTICLE IX

ADOPTION AND AMENDMENTS

Section 9.1.            Power to Amend.  These By-Laws may be amended or repealed and any new By-Laws may be adopted by the Board of Directors; provided that these By-Laws and any other By-Laws amended or adopted by the Board of Directors may be amended, may be reinstated, and new By-Laws may be adopted, by the stockholders of the Corporation entitled to vote at the time for the election of directors.